Exhibit 99.1

             KEWAUNEE SCIENTIFIC REPORTS RESULTS FOR SECOND QUARTER

    STATESVILLE, N.C., Nov. 22 /PRNewswire-FirstCall/ -- Kewaunee Scientific Corporation (Nasdaq: KEQU) today reported results for its second quarter ended October 31, 2005. Sales for the quarter were $22,319,000, an increase of 21.5% over the same period last year and an increase of 9.9% over the previous quarter. Net earnings for the quarter were $239,000, or $0.10 per diluted share, as compared to net earnings of $108,000, or $0.04 per diluted share, in the same quarter last year.

    The laboratory products marketplace continued its improvement during the quarter, with sales increases experienced in all our major product lines and in our international business. Our outstanding quotations for projects of greater than $1 million continue to be at the highest level in several years. The order backlog was $35.2 million at October 31, 2005, as compared to $38.6 million at October 31, 2004.

    Earnings for the quarter were unfavorably impacted by aggressive pricing in the marketplace and continuing higher raw material, energy, and transportation costs. The impact of these factors was partially offset by reduced costs achieved from on-going cost reduction activities, including the diligent pursuit of more competitive pricing from new and existing suppliers.

    The Company's financial condition remains strong. Total debt at October 31, 2005 was $6.4 million, down from $7.6 million at October 31, 2004, while cash on hand at the end of the quarter was $1.0 million. Operations provided cash of $900,000 during the quarter. Book value per share was $10.67 at October 31, 2005.

    "The marketplace for our products continues to be much improved over last year," said William A. Shumaker, President and Chief Executive Officer of Kewaunee. "However, we have much more work to do to achieve acceptable profit margins, and we continue to work relentlessly toward this goal. A number of cost improvement projects are currently ongoing, including significant capital projects in all three of our Statesville plants. Although the completion of these projects will increase costs in our third quarter, which is traditionally our weakest quarter, we feel they are important as we work toward reducing our costs over the long term."

    Sales for the six months ended October 31, 2005 were $42,627,000, an increase of 10.3% over the comparable period last year. Net earnings for the six months were $1,002,000, or $0.40 per diluted share. Excluding a gain on the sale of our former Lockhart, Texas property in the first quarter, net earnings for the six months were $462,000, or $0.18 per diluted share, as compared to net earnings of $301,000, or $0.12 per diluted share, in the comparable period last year.

    The Company also announced today that its Board of Directors approved a cash dividend of seven cents per outstanding share to stockholders of record at the close of business on December 5, 2005, payable on December 19, 2005.

    Kewaunee Scientific Corporation is a recognized leader in the design, manufacture, and installation of scientific and technical furniture. The Company's corporate headquarters and manufacturing facilities are located in Statesville, North Carolina. The Company also has subsidiaries in Singapore and Bangalore, India that serve the Asian markets. Kewaunee Scientific's website is located at http://www.kewaunee.com.

    Certain statements in this release constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, services, and prices.

     Contact: D. Michael Parker
              704/871-3290

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                      (in thousands, except per share data)

                                      Three Months Ended             Six Months Ended
                                          October 31                    October 31
                                 ---------------------------   ----------------------------
                                     2005           2004           2005            2004
                                 ------------   ------------   ------------    ------------
Net sales                        $     22,319   $     18,365   $     42,627    $     38,653
Cost of products sold                  18,834         14,812         35,756          31,724
                                 ------------   ------------   ------------    ------------

Gross profit                            3,485          3,553          6,871           6,929

Operating expenses                      2,953          3,260          5,873           6,306
                                 ------------   ------------   ------------    ------------

Operating earnings                        532            293            998             623

Other income (expense)                      1             (6)           880              40
                                 ------------   ------------   ------------    ------------

Interest expense                         (118)           (84)          (205)           (170)
                                 ------------   ------------   ------------    ------------
Earnings before
 income taxes                             415            203          1,673             493

Income tax expense                        137             55            594             155
                                 ------------   ------------   ------------    ------------

Earnings before minority

 interests                                278            148          1,079             338

Minority interests                         39             40             77              37
                                 ------------   ------------   ------------    ------------

Net earnings                     $        239   $        108   $      1,002*   $        301
                                 ============   ============   ============    ============

Net earnings per share
       Basic                     $       0.10   $       0.04   $       0.40    $       0.12
       Diluted                   $       0.10   $       0.04   $       0.40    $       0.12
Weighted average number
 of common shares
 outstanding
 (in thousands)
       Basic                            2,492          2,492          2,492           2,491
       Diluted                          2,493          2,494          2,493           2,497

     *Includes a non-recurring after-tax gain on the sale of property in the amount of $540,000, or $.22 per diluted share.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                 October 31     April 30
                                                    2005           2005
                                                ------------   ------------
                                                 (unaudited)
Assets
------
Cash and cash equivalents                       $        588   $        225
Restricted Cash                                          367            379
Receivables, less allowances                          21,058         21,683
Inventories                                            4,342          3,542
Prepaid expenses and other current assets              1,416            951
                                                ------------   ------------
  Total current assets                                27,771         26,780
Net property, plant and equipment                     11,611         10,730
Other assets                                           7,563          8,702
                                                ------------   ------------
Total Assets                                    $     46,945   $     46,212
                                                ============   ============

Liabilities and Stockholders' Equity
------------------------------------
Short-term borrowings                           $      5,567   $      3,778
Current portion of long-term debt                        372            931
Current obligations under capital leases                 137            111
Accounts payable                                       7,001          8,558
Other current liabilities                              3,203          3,021
                                                ------------   ------------
  Total current liabilities                           16,280         16,399
Other non-current liabilities                          4,077          3,824
Total stockholders' equity                            26,588         25,989
                                                ------------   ------------
Total Liabilities and Stockholders' Equity      $     46,945   $     46,212
                                                ============   ============

SOURCE  Kewaunee Scientific Corporation
    -0-                             11/22/2005
    /CONTACT: D. Michael Parker of Kewaunee Scientific Corporation, +1-704-871-3290/
    /Web site:  http://www.kewaunee.com /
    (KEQU)